Exhibit 5.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-269945 on Form F-10 of our reports dated March 22, 2023 relating to the financial statements of BRP Inc. (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 40-F of the Company for the year ended January 31, 2023.

/s/ Deloitte LLP

Chartered Professional Accountants

Montréal, Canada
January 22, 2024